EXHIBIT 10.10


                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 30th day of September, 1999, by and among SHUFFLE MASTER, INC., a Minnesota corporation ("SMI Minn"), SHUFFLE MASTER OF MISSISSIPPI, INC., a Mississippi corporation ("SMI Miss") and SHUFFLE MASTER INTERNATIONAL LIMITED, a corporation organized under the laws of the country of Barbados ("SMIL" and together with SMI Minn and SMI Miss, collectively the "Borrowers") and U.S. BANK NATIONAL ASSOCIATION (herein together with its successors and assigns the "Lender").

                                R_E_C_I_T_A_L_S:

            WHEREAS:

            A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in
Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

            B. SMI Miss and SMIL are wholly owned Subsidiaries of SMI Minn. Borrowers operate a business which develops, manufactures and markets automatic card shuffling equipment, table games and video/slot machine game software for sale and lease to casino operations at various locations primarily throughout the United States (collectively the "Business Operation") but includes other locations throughout the world.

            C. Borrowers desire to establish the Credit Facility for the purposes of providing working capital for the Business Operation, including, without limitation, new product rollout, building inventory and receivables and the acquisition of new games including the intellectual property associated therewith.

            D. Lender is willing to establish the Credit Facility for the uses and purposes hereinafter set forth and on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

            NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Definitions. For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

            "Adjusted DSC Ratio" shall, as of the end of any Fiscal Quarter, mean with reference to the Borrower Consolidation:

            EBITDA for the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters

            Divided by (/) the sum of Interest Expense (expensed and capitalized), plus funded Distributions, plus principal payments required to be made on all interest bearing Indebtedness, plus payments required to be made on Capitalized Lease Liabilities in each instance during the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters.

            "Affiliate(s)" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

                  (a) vote ten percent (10%) or more of the equity securities
            (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) direct or cause the direction of the management and
            policies of such Person whether by contract or otherwise.

            "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lender for advance to or on behalf of Borrowers as Borrowings under the Credit Facility in the initial principal amount of Ten Million Dollars ($10,000,000.00), subject to the additional reductions and/or limitations for advance as set forth or incorporated in the definition of Maximum Permitted Balance.


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            "Applicable Margin" means for any Base Rate Loan, or IBO Loan during the period commencing on the Closing Date and continuing until the Maturity
Date, the applicable percentage amount to be added to the Base Rate or the IBO Rate, as the case may be, as set forth in the table below based on the Leverage Ratio of the Borrower Consolidation as of each Fiscal Quarter end, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:


                   LEVERAGE        BASE RATE      IBO RATE
                     RATIO          MARGIN         MARGIN
                --------------------------------------------
                Less than           0.000%         1.875%
                1.50 to 1.00
                --------------------------------------------
                Greater than        0.25%          2.00%
                or equal to
                1.5 to 1.0
                but less
                than 2.0 to
                1.0
                --------------------------------------------
                Greater than         0.50%         2.125%
                or equal to
                2.0 to 1.0
                --------------------------------------------


            "Assets" shall mean the total assets of Borrowers determined in accordance with GAAP.

            "Authorized Officer Certificate" shall have the meaning set forth in
Section 3.05(iv).

            "Authorized Officer(s)" shall mean, relative to the Borrowers, those of the respective officers whose signatures and incumbency shall have been certified to Lender as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers.

            "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrowers for a Borrowing under the Credit Facility not exceeding the


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amount of the Maximum Availability, as of each date of determination.

            "Bank Facility Termination" shall mean indefeasible payment in full of all sums owing under the Revolving Credit Note and each of the other Loan Documents and the irrevocable termination of the obligation of Lender to advance Borrowings.

            "Banking Business Day" shall mean a day upon which the principal administrative offices (or any successor offices) of Lender and, with respect to the making of IBOR Loans, banking associations in Nevada, Oregon, New York and London, England, are open to conduct regular banking business.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

            "Base Rate" shall mean the rate of interest per annum which Lender from time to time identifies and publicly announces as its "prime rate" or "reference rate" and is not necessarily, for example, the lowest rate of interest which Lender collects from any borrower or group of borrowers.

            "Base Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Base Rate, plus the Applicable Margin.

            "Borrower Consolidation" shall mean collective reference to Borrowers on a consolidated basis.

            "Borrowers" shall have the meaning set forth in the Preamble of this Credit Agreement.

            "Borrowing(s)" shall mean such amounts as Borrowers may request from Lender from time to time to be advanced under the Credit Facility by Notice of Borrowing in the manner provided in Section 2.03.

            "Breakage Charges" shall have the meaning set forth in Section 2.07(c) of the Credit Agreement.

            "Business Operation" shall have the meaning ascribed to such term in Recital Paragraph B.

            "Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to Borrowers from: (i) partial


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or total condemnation or destruction of any part of the Collateral, (ii)
insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of any part of the Collateral, (iii) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing), and (v) any other extraordinary receipt of proceeds not in the ordinary course of business and treated, for accounting purposes, as capital in nature.

            "Capitalized Lease Liabilities" means all monetary obligations of Borrowers under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

            "Change of Control" shall mean the date on which:

                  (a) Any "person" or "group" (as such terms are defined in
            Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) owns or controls, more than forty-eight percent (48%) of the common voting stock of SMI Minn; or

                  (b) During any period of twenty-four (24) consecutive months commencing after the Closing Date, individuals who at the beginning of such period constituted SMI Minn's Board of Directors (together with any new or replacement directors whose election by SMI Minn's Board of Directors or whose nomination for election by SMI Minn's shareholders, was approved by a vote of at least a majority of the directors then still in office who


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            were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

            "Closing Certificate" shall have the meaning ascribed to such term in Section 3.05(v).

            "Closing Date" shall mean October 4, 1999, subject to the satisfaction of each condition precedent required under Article IIIA of this Credit Agreement.

            "Collateral" shall mean collective reference to all of Borrowers' right, title and interest in and to: (i) the parts, work-in-process, inventory, software, accounts receivable, rights to payment, leases, instruments, security interests and other interests of the Borrowers which are subject to the security interest created by the Security Agreement; and (ii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of the Borrowers which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lender to secure payment of the Credit Facility.

            "Compliance Certificate" shall mean a compliance certificate as described in Section 5.04(d) which is more particularly described on "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof.

            "Contingent Liability(ies)" shall mean, as to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency


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exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuation/Conversion Notice" shall mean a notice of continuation or conversion of or to an IBO Loan and certificate duly executed by an Authorized Officer, substantially in the form of that certain exhibit marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof.

            "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Section 2.06(c).

            "Credit Agreement" shall mean this Credit Agreement executed by and among Borrowers and Lender setting forth the terms and conditions of the Credit Facility, together with all Schedules, Exhibits and attachments hereto, as it may be amended, modified, extended, renewed or restated from time to time.

            "Credit Facility" shall mean the agreement of Lender to fund Borrowings as a reducing revolving line of credit, subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Maximum Permitted Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the Revolving Credit Note.

            "Current Assets" shall mean all Assets of a Person that, in accordance with GAAP, would be included as current


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assets on a balance sheet as of a date of calculation, provided, however, that notwithstanding the foregoing, for the purpose of this Credit Agreement the term "Current Assets" shall also be deemed to include equipment leased by Borrowers to casino operators and equipment and inventory held by Borrowers for lease and/or sale.

            "Current Liabilities" shall mean all Liabilities of a Person that, in accordance with GAAP, would be included as current liabilities on a balance sheet as of a date of calculation.

            "Current Ratio" shall mean the ratio resulting by dividing Current Assets by Current Liabilities calculated as of any given date of determination.

            "DSC Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

            EBITDA during the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters,

            Divided by (/) the sum of Interest Expense (expensed and capitalized), plus principal payments required to be made on all interest bearing Indebtedness, plus payments required to be made on Capitalized Lease Liabilities, in each instance during the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

            "Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 2.09(b).

            "Designated Deposit Account" shall mean a deposit account to be maintained by SMI Minn with Lender, as from time to time designated in writing by an Authorized Officer.


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            "Dispute" shall have the meaning set forth in Section 9.11(a).

            "Distributions" shall mean and collectively refer to any and all cash dividends, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever made by SMI Minn to its shareholders and/or any Related Parties but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation to officers, directors and employees of Borrowers in the ordinary course of business.

            "Distributor Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct the Borrowers' Business Operation, including, without limitation, all licenses granted by the Nevada Gaming Authorities and all other applicable Governmental Authorities.

            "Documents" shall have the meaning set forth in Section 9.11(a).

            "EBITDA" shall mean with reference to any Person, for any Fiscal Period under review, the sum of (i) Net Income for that period, plus (ii) Interest Expense for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with GAAP and, in the case of items (ii), (iii) and (iv) only to the extent deducted in the determination of Net Income for that period.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default" shall mean any event of default as defined in
Section 7.01 hereof.

            "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

            "Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on


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November 1, February 1, May 1 and August 1 and ending on January 31, April 30,
July 31 and October 31, respectively.

            "Fiscal Year" shall mean the fiscal year period beginning November 1 of each calendar year and ending on the following October 31.

            "Fiscal Year End" shall mean October 31 of each calendar year.

            "Funded Debt" shall mean for any period the daily average of the Funded Outstandings for such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other Indebtedness and Capitalized Lease Liabilities, plus all Contingent Liabilities.

            "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination.

            "Funding Date" shall mean each date upon which Lender funds Borrowings requested by an Authorized Officer in accordance with the provisions of Section 2.03.

            "Funding Leverage Ratio" calculated in connection with each Notice of Borrowing shall mean the ratio resulting by dividing Funded Debt determined as of the end of the most recently ended Fiscal Quarter after giving pro forma effect of the amount requested for Borrowing as if outstanding as of the end of such Fiscal Quarter, divided by (/) the lesser of: (i) EBITDA for the most recently ended Fiscal Quarter, together with the most recently ended prior three
(3) preceding Fiscal Quarters, or (ii) EBITDA for the most recently ended two
(2) consecutive Fiscal Quarters multiplied (x) by 2.

            "GAAP" shall mean generally accepted accounting principles, consistently applied.

            "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.


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            "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to the continued operation of the Business Operation.

            "IBO Rate" means, relative to any IBOR Loan Interest Period for any IBOR Loan, the per annum rate (reserve adjusted) as published on the applicable Banking Business Day in "Telerate System Reports" by the British Bankers Association for interest settlement rates relating to London Interbank Offerings as of 11:00 a.m., London, England time, two (2) Banking Business Days prior to the beginning of the applicable IBOR Loan Interest Period for delivery on the first day of such IBOR Loan Interest Period, for the number of months comprised therein and in a minimum amount and multiples as set forth in this Credit Agreement to which rate shall be added the Applicable Margin.

            "IBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the IBO Rate plus the Applicable Margin.

            "IBOR Loan Interest Period" shall mean each portion of the Credit Facility bearing interest with reference to a IBO Rate which shall in each instance be fixed for either a one (1), two (2), three (3) or six (6) month period.

            "Indebtedness" shall mean, as to any Person, without duplication,
(a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (b) the deferred purchase price of property or services (other than accrued expenses, tax liability, deferred taxes, and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all liabilities of the type described in clauses
(a) through (d) or (f) of this definition secured by (or for which the holder of any such liability has an existing right, contingent or otherwise, to be secured
by) any lien or encumbrance on any property owned by such Person,


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whether or not such liabilities have been assumed by such Person, (f) all
Capitalized Lease Liabilities of such Person, and (g) all Contingent Liabilities of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a)-(f) of this definition.

            "Indemnified Party" and "Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.10.

            "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus
(ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities that should be treated as interest in accordance with GAAP.

            "Interest Period(s)" shall have the meaning set forth in Section 2.06(d) of the Credit Agreement.

            "Interest Rate Hedge" shall mean collective reference to any one or more interest rate swap agreements, interest rate cap agreements, basis swaps, forward rate agreements and interest collar or floor agreements and all other interest rate protection products or arrangements designed to protect against fluctuations in interest rates or currency exchange rates for the purpose of hedging the interest rates on the Credit Facility.

            "Interest Rate Option" shall have the meaning ascribed to such term in Section 2.06(b) of the Credit Agreement.

            "Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person,


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including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

            "Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

            "Lender" shall mean U.S. Bank National Association and its successors and assigns.

            "Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing Funded Debt for the Fiscal Quarter under review by EBITDA for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

            "Liabilities" shall mean the total liabilities of the Borrower Consolidation determined on a consolidated basis, in accordance with GAAP.

            "Loan Documents" shall mean the collective reference to this Credit Agreement, the Revolving Credit Note, the Security Agreement and all other instruments and agreements required to be executed by or on behalf of Borrowers, or any other Person in connection with the Credit Facility for the benefit of Lender, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

            "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

            "Material Adverse Change" shall mean any change which is material and adverse to the Collateral or the condition (financial or otherwise) or business operations of the Borrowers taken as a whole.

            "Material Adverse Effect" means any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or would reasonably be expected to result in a Material Adverse Change, (c) materially impairs or would reasonably be expected to materially impair the ability of the Borrowers to perform their obligations under the Credit Agreement or any other Loan


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Document, or (d) materially impairs or would reasonably be expected to materially impair the ability of the Lender, to enforce its legal remedies pursuant to the Loan Documents.

            "Maturity Date" shall mean October 6, 2001, as may be extended from time to time for one (1) year periods in the manner and subject to the terms of
Section 2.13 of the Credit Agreement.

            "Maximum Availability" shall mean the Maximum Permitted Balance less the Funded Outstandings.

            "Maximum Permitted Balance" shall mean the maximum amount of principal which may be outstanding on the Credit Facility from time to time which shall be the lesser of: (a) Ten Million Dollars ($10,000,000.00), or (b) the amount to which the Maximum Permitted Balance is voluntarily permanently reduced by Borrowers pursuant to Section 2.01(c) or is otherwise reduced or limited pursuant to Sections 2.04, 5.09 or 8.02.

            "Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP, consistently applied.

            "Nevada Gaming Authorities" means collective reference to the Nevada Gaming Commission, the State Gaming Control Board or any agency of any state, county, city or other political subdivision which has jurisdiction over the Borrowers and its Business Operation.

            "Notice of Borrowing" shall have the meaning set forth in Section 2.03.

            "Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrowers or any of its ERISA Affiliates.

            "Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.07, so long as:

                  (a) with respect to such liens as are being discharged,
            released and/or contested, as the case


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            may be, in the manner described therein, written notice of all lien contests and all other items involving amounts in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate is promptly given to Lender, and

                  (b) with respect to any other liens involving amounts in
            excess of Fifty Thousand Dollars ($50,000.00) in the aggregate, if any, as are being contested in good faith by appropriate proceedings, Borrowers have given written notice thereof to Lender and have maintained adequate reserves in accordance with GAAP for the payment thereof,

(iii) liens in favor of Lender created or contemplated by the Security Agreement, (iv) liens in favor of Lender or consented to in writing by Lender, which consent shall not be unreasonably withheld, (v) statutory liens of landlords and liens of carriers, warehousemen, mechanics, customs and revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to cause a Material Adverse Effect, (vi) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (vii) leases, concessions or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrowers; and (viii) liens on assets of the Borrower Consolidation which are not Collateral.

            "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

            "Policies of Insurance" shall mean the insurance to be obtained and maintained by SMI Minn throughout the term of this Credit Agreement as provided by Section 5.05 herein.

            "Pricing Certificate" shall have the meaning set forth in Section 5.04(b).

            "Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.


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            "Related Parties" shall mean collective reference to each Affiliate or Subsidiary which is owned or controlled, in whole or part, by the Borrowers.

            "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

            "Revolving Credit Fee" shall have the meaning ascribed to such term in Section 2.08(a) of this Credit Agreement.

            "Revolving Credit Note" shall mean the Revolving Credit Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Lender, evidencing the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

            "Revolving Credit Period" shall mean the period commencing on the Closing Date, and terminating on the Maturity Date.

            "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.10, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.10 with respect to each Significant Litigation.

            "Security Agreement" shall mean the Security Agreement to be executed by Borrowers on or before the Closing Date in favor of Lender, encumbering the Collateral therein described for the purpose of securing the Credit Facility and Borrowers' payment and performance under each of the Loan Documents as such Security Agreement may be amended, modified, extended, renewed or restated from time to time.

            "Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving Borrowers involving claims in excess of Five Hundred Thousand Dollars ($500,000.00) or which if determined adversely to the interests of Borrowers, could have a Material Adverse Effect.

            "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

            "Taxes" shall have the meaning set forth in Section 2.11.

            "Voluntary Permanent Reduction" shall have the meaning set forth in
Section 2.01(c).

            Section 1.02. Interpretation and Construction. In this Credit Agreement, unless the context otherwise requires:

                  (i) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

                  (ii) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

                  (iii) All times specified herein, unless otherwise specifically referred, shall be the time in Las Vegas, Nevada;

                  (iv) Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

                  (v) If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and in all Loan Documents and that the provisions herein contained shall not be construed against either Borrowers or Lender as having been the person or persons responsible for the preparation thereof;

                  (vi) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

                  (vii) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP consistently applied;

                  (viii) If any clause, provision or Section of this Credit Agreement shall be ruled, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

                  (ix) This Credit Agreement and all matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada; and

                  (x) Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document shall be deemed a reference to this Credit Agreement, such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time; and

                  (xi) Every affirmative duty, covenant and obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Lender shall be construed to mean "Borrowers or any of them" or "Borrowers and each of them", as applicable, provided, however, that all financial covenants and other financial accounting, pricing and reporting requirements shall apply only to the Borrower Consolidation.

            Section 1.03. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Revolving Credit Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

            Section 1.04. Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

            Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified, amended or restated are incorporated herein by this reference.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

            Section 2.01. The Credit Facility.

                  a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, Lender agrees to lend and advance Borrowings to Borrowers, up to the Maximum Permitted Balance, in such amounts as Borrowers may request by Notice of Borrowing duly executed by an Authorized Officer and delivered to Lender from time to time during the Revolving Credit Period as provided in
Section 2.03.

                  b. Borrowers may borrow, repay and reborrow the Available Borrowings up to the Maximum Permitted Balance from time to time, provided that at all times the Maximum Availability shall be no less than zero (0). Provided further, however, amounts of Funded Outstandings bearing interest with reference to a IBO Rate shall be subject to Breakage Charges incident to prepayment as provided in Section 2.07(c) hereinbelow and such prepayment may only be made upon two (2) Banking Business Days prior written notice to Lender. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Credit Facility shall be fully paid and Bank Facility Termination shall occur.

                  c. Borrowers may voluntarily reduce the Maximum Permitted Balance from time to time (a "Voluntary Permanent Reduction") on the following conditions:

                        (i) that each such Voluntary Permanent Reduction be in
            the minimum amount of One Million Dollars ($1,000,000.00) and in increments of Five Hundred Thousand Dollars ($500,000.00) and made in writing by an Authorized Officer, effective on the fifth (5th) Banking Business Day following receipt by Lender; and

                        (ii) that each such Voluntary Permanent Reduction shall
            be irrevocable and a permanent reduction to the Maximum Permitted Balance.

                  d. In the event any Voluntary Permanent Reduction reduces the Maximum Permitted Balance to less than the sum of the Funded Outstandings, Borrowers shall immediately, cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Maximum Permitted Balance.

            Section 2.02. Use of Proceeds of the Credit Facility. Available Borrowings may only be used for the purposes of:

                  a. On the Closing Date (collectively the "Closing Disbursements") paying in full the Revolving Credit Fee and the costs and expenses of Henderson & Morgan, LLC, attorneys for Lender, incurred as of the Closing Date.

                  b. During the Revolving Credit Period funding working capital needs of Borrowers relating to the Business Operation, including, without limitation, new product rollout, building inventory and receivables and acquisition of new games, including the intellectual property associated therewith, together with new business and asset acquisition and stock repurchases.

            Section 2.03. Notice of Borrowings. An Authorized Officer shall give Lender no later than 11:00 a.m. on a

Banking Business Day at Lender's office specified in Section 2.07, three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made during the Revolving Credit Period with reference to a IBO Rate and at least two (2) full Banking Business Days prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Not later than 11:00 o'clock a.m. on the Funding Date specified, Lender shall disburse the amount of such Borrowing into the Designated Deposit Account maintained with Lender. No Borrowing may exceed the Available Borrowings. Each Borrowing shall be in a minimum amount of One Hundred Thousand Dollars ($100,000.00) and in increments of Fifty Thousand Dollars ($50,000.00). Borrowers shall be entitled to no more than five (5) Borrowings during each calendar month.

            Section 2.04. Limitation on Available Borrowings. Notwithstanding anything herein contained to the contrary, no Borrowing shall be advanced under the Credit Facility that would cause the Funding Leverage Ratio, calculated as of the most recently ended Fiscal Quarter after giving pro forma effect to the amount of such Borrowing as if funded as of such Fiscal Quarter end, to exceed
2.0 to 1.0.

            Section 2.05. Conditions of Borrowings. Borrowings will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set forth in Article III B of this Credit Agreement. Provided, however, Lender may advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and Borrowings so made shall be deemed to have been made under the Credit Facility.

            Section 2.06. The Note and Interest Rate Options.

                  a. The Credit Facility shall be further evidenced by the Revolving Credit Note payable to the order of Lender. Lender shall record the date and amount of each Borrowing together with the applicable IBOR Loan Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a IBO Rate, and the amount of each repayment of principal made thereunder by Borrowers and the entry of such records shall be conclusive absent manifest error; provided, however, the failure to make such a record or notation with respect to any

Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Credit Note.

                  b. Interest shall accrue on the entire outstanding principal balance of the Credit Facility at a rate per annum equal to the Base Rate plus the Applicable Margin, unless, Borrowers request a IBOR Loan pursuant to Section
2.03 or elect pursuant to Section 2.06(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance at a IBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such IBO Rate plus the Applicable Margin, as long as: (i) each such IBOR Loan is in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in minimum increments of One Hundred Thousand Dollars ($100,000.00), and (ii) no more than five (5) IBOR Loans may be outstanding at any one time. As of the Closing Date, the Applicable Margin for the Base Rate Loan shall be zero (0) and the Applicable Margin for IBOR Loans shall be 1.875%. Interest accrued on each Base Rate Loan shall be due and payable on the fifth day of the month following the Closing Date, on the fifth day of each successive month thereafter, and on the Maturity Date. For each IBOR Loan, interest shall be due and payable within five (5) days of the end of each Interest Period applicable thereto, but in any event no less frequently than within five (5) days of the end of each three (3) month period during the term of such IBOR Loan. Except as qualified above, the outstanding principal balance hereunder may be a Base Rate Loan or one or more IBOR Loans, or any combination thereof, as Borrowers shall specify.

                  c. At any time and from time to time during the Revolving Credit Period, Borrowers may Convert from one Interest Rate Option to another Interest Rate Option by giving irrevocable notice to Lender of such Conversion by 10:00 A.M., Las Vegas, Nevada Time, on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to each IBOR Loan or two (2) Banking Business Days prior to the proposed date of such Conversion to each Base Rate Loan. Each such notice shall be made by an Authorized Officer by telephone or telex and thereafter immediately confirmed in writing by delivery to Lender of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a IBOR Loan. Upon receipt of such Continuation/Conversion Notice, Lender shall promptly set the applicable interest rate (which in the case of a IBOR Loan shall be the IBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion is to a IBOR Loan and shall confirm the same in writing to Borrowers. Each Conversion shall be on a Banking Business Day. No IBOR Loan shall be converted to a Base Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrowers pay any applicable Breakage Charges. If Borrowers fail to give a Continuation/Conversion Notice for the continuation of a IBOR Loan as a IBOR Loan for a new Interest Period in accordance with this Section 2.06(c), such IBOR Loan shall automatically become a Base Rate Loan at the end of its then current Interest Period.

                  d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a IBOR Loan shall commence on the date such IBOR Loan is made or the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a IBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six (6) months thereafter. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a IBOR Loan shall commence and end on a Banking Business Day. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

                  e. The applicable IBO Rate and Base Rate shall be determined by the Lender, and notice thereof shall be given promptly to Borrowers. Each determination of the applicable Base Rate and IBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Lender shall, upon written request of Borrowers, deliver to Borrowers a statement showing the computations used by the Lender in determining any rate hereunder.

                  f. Computation of interest on Base Rate Loans and IBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Base Rate shall be effective the same day as a change in the Base Rate is announced by Lender as being effective.

                  g. If with respect to any Interest Period, (a) the Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable IBO Rate, or (b) the IBO Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding, for such Interest Period, an IBOR Loan, then so long as such circumstances shall continue: (i) Lender shall promptly notify Borrowers thereof, (ii) Lender shall not be under any obligation to make a IBOR Loan or Convert a Base Rate Loan into a IBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the IBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Base Rate Loan.

                  h. Notwithstanding any other provisions of the Revolving Credit Note or this Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for Lender to make or maintain IBOR Loans, (i) the commitment and agreement to maintain IBOR Loans shall immediately be suspended, and (ii) unless required to be terminated earlier, IBOR Loans, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Base Rate Loans. If it shall become lawful for Lender to again maintain IBOR Loans, then Borrowers may once again request Conversions to the IBO Rate.

            Section 2.07. Place and Manner of Payment.

                  a. All amounts payable by Borrowers to the Lender shall be made to Lender pursuant to the terms of this Credit Agreement and the Revolving Credit Note and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds.

                  b. All such amounts payable by Borrowers shall be made to Lender at its office located at U.S. Bank, Corporate Banking Department, 2300 W. Sahara, Suite 120, Las Vegas, Nevada 89102, Denette Corrales, A.V.P., or such other location as Lender may designate in writing from time to time. If such payment is received by Lender prior to 11:00 o'clock a.m., Lender shall credit Borrowers with such payment on the day so received. If such payment is received by Lender after 11:00 o'clock a.m., Lender shall credit Borrowers with such payment as of the next Banking Business Day. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                  c. The outstanding principal owing under the Credit Facility and the Revolving Credit Note may, subject to Section 2.07(a), be prepaid at any time in whole or in part without penalty, provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at an IBO Rate may only be prepaid on the last day of the applicable Interest Period unless Borrowers give three (3) days prior written notice to Lender and additionally pay concurrently with such prepayment such additional amount or amounts as will compensate Lender for any losses, costs or expenses which it may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain such IBOR Loan ("Breakage Charges"). A certificate of Lender as to amounts payable hereunder shall be conclusive and binding on Borrowers for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that Lender has funded or will fund each IBOR Loan in the London interbank market; provided that Lender shall not have any obligation to actually fund any IBOR Loan in such manner.

            Section 2.08. Revolving Credit Fees. On the Closing Date, Borrowers shall pay a non-refundable fee (the "Revolving Credit Fee") to Lender in the amount of Twenty-Five Thousand Dollars ($25,000.00).

            Section 2.09. Late Charges and Default Rate.

                  a. If any payment due under the Revolving Credit Note is not paid within ten (10) Banking Business Days after receipt by Borrowers of written notice of such nonpayment from Lender, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Lender need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge.

                  b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Lender, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Revolving Credit Note shall commence accruing interest at a rate equal to three percent (3%) over the Base Rate (the "Default Rate") until such time as all payments and additional interest are paid, together with the curing of any Events of Default which may exist, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Revolving Credit Note.

                  c. In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including a reasonable attorneys' fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Revolving Credit Note, the Borrowers agree that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

            Section 2.10. Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Revolving Credit Note and all of the other Loan Documents, the Security Agreement shall be executed and delivered to Lender, as of the Closing Date, by the Borrowers.

            Section 2.11. Net Payments. All payments under this Credit Agreement, the Revolving Credit Note and/or any other Loan Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Revolving Credit Note. A certificate as to any additional amounts payable to the Lender under this Section 2.11 submitted to the Borrowers by the Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrowers under this Section 2.11 with respect to past payments shall be due within ten (10) Banking Business Days following receipt by the Borrowers of such certificate from the Lender. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lender) to establish any tax credit to which the Lender may be entitled.

            Section 2.12. Increased Costs. If after the date hereof the adoption, or any change in, of any applicable law, rule or regulation relating to IBOR Loans (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive relating to IBOR Loans (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                  a. Shall subject Lender to any tax, duty or other charge with respect to IBOR Loans, the Revolving Credit Note or Lender's obligation to make any IBOR Loans, or shall change the basis of taxation of payments to Lender of the principal of, or interest on, IBOR Loans or any other amounts due under the Revolving Credit Note in respect of IBOR Loans or Lender's obligation to fund IBOR Loans (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where Lender's principal office is located); or

                  b. With respect to any IBOR Loan, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender; or

                  c. Shall impose on Lender any other condition affecting IBOR Loans, the Revolving Credit Note or Lender's obligation to make any IBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) Lender (or any Eurodollar office of such Lender) of making or maintaining IBOR Loans, or to reduce the rate of return on capital of Lender or the amount of any sum received or receivable by Lender under the Revolving Credit Note, then within ten (10) Banking Business Days after demand by Lender (which demand shall be accompanied by a certificate setting forth in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount) the Borrowers shall pay directly to Lender such additional amount or amounts as will compensate Lender for such increased cost (or in the case of Regulation D or reserve requirements or capital adequacy referred to above or a successor thereto, such costs which may be imposed upon Lender) or such reduction of the rate of return on capital or of any sum received or receivable under the Revolving Credit Note. Lender agrees to use its reasonable efforts to minimize such increased or imposed costs or such reduction.

            Section 2.13. Extension of Maturity Date. The entire balance of the principal sum, together with the unpaid interest thereon accrued, shall be fully due and payable on the Maturity Date. Provided, however, on or before three hundred sixty-five (365) days prior to the Maturity Date, but in no event prior to four hundred ten (410) days prior to the Maturity Date, or any extension thereof, Borrowers through an Authorized Officer may request a one (1) year extension of the Maturity Date which may or may not be granted in the sole and absolute discretion of Lender. Such extension, if granted by the Lender must be evidenced by written approval of Lender delivered to Borrowers on or before forty-five (45) days following receipt of such request for extension by the Lender. Failure of Lender to deliver written approval of such extension request within such forty-five (45) day period shall be deemed a rejection thereof.

                                   ARTICLE III

                    CONDITIONS PRECEDENT TO THE CLOSING DATE

            A. Closing Conditions. The obligations of Lender hereunder are subject to the following conditions precedent, each of which shall be satisfied prior to October 8, 1999 (unless Lender in its sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Lender having received, in each case in form and substance reasonably satisfactory to Lender, or in the case of an occurrence, action or event, the occurrence of each of the following:

            Section 3.01. Credit Agreement. Four (4) executed counterparts of this Credit Agreement.

            Section 3.02. The Revolving Credit Note. The Revolving Credit Note duly executed by the Borrowers payable to the order of Lender.

            Section 3.03. Security Agreement. The Security Agreement duly executed by Borrowers in favor of Lender.

            Section 3.04. Notice of Borrowing. A duly completed Notice of Borrowing executed by Borrowers in connection with the Closing Disbursement.

            Section 3.05. Articles of Incorporation, Bylaws, Corporate Resolution, Certificate of Good Standing and Closing Certificate. Lender shall have received from each of the Borrowers: (i) a Certificate of Good Standing issued by the State or County of Organization and with respect to SMI Minn a Certificate of Qualified Foreign Corporation issued by the Secretary of State of the State of Nevada and dated within thirty (30) calendar days of the Closing Date and telephonically confirmed as of the Closing Date, (ii) a copy of the articles of incorporation and by-laws certified as of the Closing Date to be true, correct and complete by a duly Authorized Officer of the Borrowers, (iii) an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each of the Borrowers and attested to by its respective President, Vice President, or Treasurer authorizing each of the Borrowers to enter into all documents and agreements to be executed by them pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of the corporations, (iv) designation by corporate resolution and an original certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of Borrowers who are authorized to give Notices of Borrowing, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates, and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrowers (each individually an "Authorized Officer" and collectively the "Authorized Officers") and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrowers.

            Section 3.06. Opinion of Counsel. The opinion of counsel to the Borrowers dated as of the Closing Date and addressed to the Lender, together with its successors and assigns, substantially in the form of the legal opinion marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof.

            Section 3.07. Insurance. Copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Officer, together with original binders evidencing Borrowers as named insured, and original certificates of insurance, loss payable endorsements naming Lender as loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.06 of this Credit Agreement.

            Section 3.08. Payment of Fees. Payment by Borrowers of the Revolving Credit Fee as provided in Section 2.08(a) hereinabove from the Closing Disbursements under the Credit Facility.

            Section 3.09. Reimbursement for Expenses and Fees. Reimbursement by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Lender in connection with the Credit Facility, including, but not limited to, appraisal fees, reasonable attorney's fees of Henderson & Morgan, LLC (not to exceed Fifteen Thousand Dollars ($15,000.00)) and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, each of which payments shall be made from the Closing

Disbursements under the Credit Facility, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date or to reimburse Lender for the payment thereof.

            Section 3.10. Schedule of all Significant Litigation. A Schedule of Significant Litigation (Schedule 3.10), in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

            Section 3.11. Financial Statements. Audited financial statements of Borrowers for the last Fiscal Year for which such financial statements are available, together with a statement from an Authorized Officer of the Borrowers to the effect that no Material Adverse Change has occurred with respect to the Borrower Consolidation since the date of the financial statements most recently given to Lender.

            Section 3.12. No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Lender would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of the Base Rate Loans or the IBOR Loans or the performance by the Borrowers of any other obligations in respect thereof.

            Section 3.13. Additional Documents and Statements. Such additional documents, affidavits, certificates and opinions as Lender may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.15 shall be true and correct.

            B. Conditions Precedent to all Borrowings. The obligation of Lender to make any Borrowing requested to be made on any Funding Date is subject to the occurrence of each of the following conditions precedent as of such Funding
Date:

            Section 3.14. Notice of Borrowing. With respect to any Borrowing, the Lender shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original.

            Section 3.15. Certain Statements. On the Closing Date and as of the Funding Date the following statements shall be true and correct:

                  a. The representations and warranties with respect to the Borrowers contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Lender;

                  b. Since the date of the most recent financial statements referred to in Section 3.11 and 5.04(b), no Material Adverse Event shall have occurred; and

                  c. No event has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

            Section 3.16. Distributor Permits. Borrowers shall have all Distributor Permits material to or required for the conduct of the Business Operation in each of the jurisdictions in which Borrowers conduct business and such Distributor Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Nevada Gaming Authority or any other Governmental Authority.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce Lender to enter into this Credit Agreement, Borrowers make the following representations and warranties:

            Section 4.01. Organization; Power and Author ization. SMI Minn is a corporation duly organized and validly existing under the laws of the State of Minnesota and is duly qualified to conduct its business in the State of Nevada. SMI Miss is a corporation duly organized and validly existing under the laws of the State of Mississippi. SMIL is a corporation duly organized and validly existing under the laws of the Country of Barbados. Each Borrower (i) has all requisite power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and
(ii) has taken all necessary action to authorize the execution, delivery and performance of this Credit Agreement, the Revolving Credit Note and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

            Section 4.02. No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this Credit Agreement, the Revolving Credit Note or any other Loan Document, or any other agreement, certificate or instrument to which any Borrower is a party or by which it is bound in connection with the Credit Facility, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Articles of Incorporation, Bylaws or other documents of organization or charter of any Borrower, (b) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which it is a party or by which it is bound, or (c) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which any Borrower is subject where such breach could reasonably be expected to result in a Material Adverse Change.

            Section 4.03. Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.10, to the best knowledge of Borrowers, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which could reasonably be expected to (a) result in any Material Adverse Change in the Business Operation, or (b) result in any Material Adverse Effect. To the best knowledge of Borrowers, after due inquiry and investigation, Borrowers are not in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority where such default could reasonably be expected to result in a Material Adverse Change.

            Section 4.04. Agreements Legal, Binding, Valid and Enforceable. This Credit Agreement, the Revolving Credit Note, the Security Agreement and all other Loan Documents, when executed and delivered by Borrowers in connection with the Credit Facility will constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Change. All information and financial and other data previously furnished in writing by Borrowers in connection with the Credit Facility was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Lender misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Lender by Borrowers: (i) present fairly the financial position of Borrowers as at their respective dates and the results of operations and changes in cash flows for the periods to which they apply, and (ii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Change in the financial condition, business or operations of the Borrowers.

            Section 4.06. Governmental Approvals. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, which may be required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and the carrying-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers have been obtained or accomplished and are in full force and effect. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, the failure of which could reasonably be expected to have a Material Adverse Effect, which may be required by Borrowers in connection with the operation of the Business Operation have been obtained or accomplished and are in full force and effect.

            Section 4.07. Payment of Taxes. Borrowers have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP.

            Section 4.08. Title to Properties. Borrowers have good and marketable title to: (a) all of their respective properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers' interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Collateral and the Business Operation, and (b) all properties and assets acquired by it subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances.

            Section 4.09. No Untrue Statements. All statements, representations and warranties made by Borrowers in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers to Lender pursuant to the provisions of this Credit Agreement, (i) are and shall be true, correct and complete in all material respects, at the time they were made, (ii) do not and shall not contain (at the time they were made) any untrue statement of a material fact, and (iii) do not and shall not omit to state (at the time they were made) a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. Borrowers understand that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as a material inducement to establish the Credit Facility.

            Section 4.10. Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement as a result of any agreement entered into by Borrowers. No brokerage or other fee, commission or compensation is to be paid by Lender with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by Borrowers, and Borrowers agree to jointly and severally indemnify Lender against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

            Section 4.11. No Defaults. Borrowers are not in violation of or in default with respect to any applicable laws and/or regulations which materially and adversely affect the business, financial condition or operations of the Business Operation. Without limiting the generality of the foregoing, Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, which in any case could reasonably be expected to have a Material Adverse Effect.

            Section 4.12. Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrowers.

            Section 4.13. Distributor Permits and Approvals. All Distributor Permits required to be held by Borrowers are current and in good standing and Borrowers presently hold all Distributor Permits necessary for the continued operation of the Business Operation in all applicable jurisdictions.

            Section 4.14. Subsidiaries. As of the Closing Date: (a) SMI Miss and SMIL are each wholly owned Subsidiaries of SMI Minn, and (b) Borrowers do not have any Subsidiaries which are not Borrowers hereunder.

            Section 4.15. Compliance with Statutes, etc. Borrowers are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, in the aggregate, have a Material Adverse Effect.

            Section 4.16. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Borrowers own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect on the business, operations, property, assets or condition (financial or otherwise) of Borrowers, other than as may be disclosed in Schedule 3.10.

            Section 4.17. Contingent Liabilities. As of the Closing Date, Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of Five Hundred Thousand Dollars ($500,000.00) being deemed material) other than those described on Schedule 4.17.

                                    ARTICLE V

                         GENERAL COVENANTS OF BORROWERS

            To induce the Lender to enter into this Credit Agreement and establish the Credit Facility, Borrowers covenant to Lender as follows:

            Section 5.01. Permits; Licenses and Legal Requirements. Borrowers shall comply in all material respects with and keep in full force and effect, as and when required, all Distributor Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the conduct of the Business Operation.

            Section 5.02. No Change in Character of Business or Location of Chief Executive Office. Until Bank Facility Termination (a) the chief executive office of Borrowers shall be located at 1106 Palms Airport Drive, Las Vegas, Nevada 89119, (b) the Business Operation shall be operated by Borrowers, and (c) Borrowers shall not effect a material change in the nature and character of their business as presently conducted and as presently contemplated and disclosed to Lender.

            Section 5.03. Preservation and Maintenance of Properties and Assets. Until Bank Facility Termination, (a) Borrowers shall operate, maintain and preserve all material rights, privileges, franchises, licenses, Distributor Permits and other properties and assets necessary to conduct their Business Operation, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrowers shall not without first receiving Lender's approval, not to be unreasonably withheld, consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of their properties and assets necessary for the continuance of their business, as presently conducted and as presently contemplated, other than in the normal course of business or as otherwise permitted pursuant to this Credit Agreement.

            Section 5.04. Financial Statements; Reports; Certificates and Books and Records. Until Bank Facility Termination, the Borrower Consolidation shall, unless the

Lender otherwise consents, at their sole expense, deliver to Lender the following:

                  a. As soon as practicable, and in any event within forty-five
(45) days after the end of each Fiscal Quarter, except the fourth (4th) Fiscal Quarter, the balance sheet of the Borrower Consolidation, prepared on a consolidated and consolidating basis, as at the end of such Fiscal Quarter, and the statement of operations for such Fiscal Quarter. Such financial statements shall be certified by an Authorized Officer of Borrowers as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                  b. As soon as practicable, and in any event within forty-five
(45) days after the end of each Fiscal Quarter, a pricing certificate in the form marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower Consolidation for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

                  c. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the consolidated balance sheet of the Borrower Consolidation as at the end of such Fiscal year and the statements of operations, stockholders' equity and cash flows for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such balance sheet and statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrowers and reasonably satisfactory to the Lender (it being understood that any "Big 5" accounting firm shall be automatically deemed satisfactory to the Lender), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Lender in its good faith business judgment to be adverse to the interests of the Lender;

                  d. As soon as practicable, and in any event within forty-five
(45) days after the end of each Fiscal Quarter, Borrowers shall, at Borrowers' sole expense, deliver to Lender a fully and accurately completed Compliance Certificate signed by an Authorized Officer;

                  e. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of SMI Minn, and copies of all annual, regular, periodic and special reports and registration statements, including, without limitation all 10Q and 10K Reports, which SMI Minn may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

                  f. Until Bank Facility Termination, Borrowers shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrowers shall permit Lender and any authorized representatives of Lender to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent; and

                  g. Until Bank Facility Termination, Borrowers shall furnish to Lender any financial information or other information bearing on the financial status of the Borrowers which is reasonably requested by Lender.

            Section 5.05. Notice of Default by Borrower. In the event of the occurrence of any Default or Event of Default, or in the event any Material Adverse Change occurs, Borrowers shall promptly, and in any event within five
(5) Banking Business Days after actual knowledge thereof, notify Lender in writing of such occurrence.

            Section 5.06. Insurance. Borrowers shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Credit Facility, at their own cost and expense, and shall deposit with Lender policies or certified copies of policies of fire and hazard insurance with extended coverage, reasonably acceptable to Lender, issued by a company or companies authorized to issue such insurance within the State of Nevada or other States in which the Collateral is located, insuring all buildings, improvements, inventory and contents in an amount equal to the maximum full insurable value of such buildings, improvements, furnishings, fixtures, inventory and equipment (such policies shall not contain a co-insurance provision whereby Borrowers in the event of loss become a co-insurer, other than deductibles reasonably acceptable to Lender), with property damage, public liability and such other insurance coverage as required by the Lender. All policies shall provide that the insurer shall notify Lender in writing not less than twenty (20) days prior to the cancellation of any such policy. The property damage and public liability insurance policies shall name Lender as additional insured and shall contain minimum limits of coverage reasonably acceptable to Lender. Certified copies of policies, or certificates thereof, shall be delivered to and held by Lender and shall contain a loss payable endorsement naming Lender as an additional loss payee.

            Section 5.07. Taxes. Throughout the term of the Credit Facility, Borrowers shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by them, and Borrowers shall pay and discharge prior to delinquency all material taxes, assessments and other governmental charges or levies imposed upon them, or in respect of any of their properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section
4.07 herein.

            Section 5.08. Permitted Encumbrances Only. Until Bank Facility Termination, Borrowers shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of any kind and nature on or with respect to the Collateral, except the Permitted Encumbrances.

            Section 5.09. Advances. Until Bank Facility Termination, if Borrowers should fail (i) to perform or observe, or (ii) to cause to be performed or observed, any covenant or obligation of Borrowers under this Credit Agreement or any of the other Loan Documents, the failure of which could reasonably be expected to have a Material Adverse Effect, then Lender, may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Lender pursuant to this Section 5.08 shall become an additional obligation of Borrowers to Lender secured by the Security Agreement and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

            Section 5.10. Further Assurances. Borrowers and Lender will, at the expense of the Borrowers, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as any such party may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Collateral.

            Section 5.11. Indemnification. Borrowers agree to and do hereby jointly and severally indemnify, protect, defend and save harmless Lender and its directors, trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any investigations, suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the negligence or misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by an Indemnified Party (other than those breaches of laws arising from any Borrower's default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers, Lender shall promptly notify Borrowers in writing, and Borrowers shall assume the defense thereof, including the employment of counsel selected by

Borrowers and reasonably satisfactory to Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers, the applicable Indemnified Party, upon the prior approval of Borrowers, shall have the right to employ, at the expense of Borrowers, separate counsel in any such action and to participate in the defense thereof. Borrowers shall not be liable for any settlement of any such action effected without their consent, which consent shall not be unreasonably withheld, but if settled with Borrowers' consent, or if there be a final judgment for the claimant in any such action, Borrowers agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. In the event that any Person is adjudged by a court of competent jurisdiction not to have been entitled to indemnification under this Section 5.11, it shall repay all amounts with respect to which it has been so adjudged, together with applicable attorney's fees. If and to the extent that the indemnification provisions contained in this Section 5.11 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The provisions of this Section 5.11 shall survive the termination of this Credit Agreement and the repayment of the Bank Facilities.

            Section 5.12. Compliance With Other Loan Documents. Borrowers shall comply with each and every term, condition and agreement contained in the Loan Documents.

            Section 5.13. Suits or Actions Affecting Borrowers. Until Bank Facility Termination, Borrowers shall promptly advise Lender in writing within ten (10) days of Borrowers' knowledge of (a) any Significant Litigation claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers) against, or to the actual knowledge of Borrowers, threatened or affecting Borrowers, (b) any material labor controversy resulting in or threatening to result in a strike against the Business Operation, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers.

            Section 5.14. Maintenance of Designated Deposit Account. Until Bank Facility Termination, Borrowers shall maintain the Designated Deposit Account at the principal office of Lender to facilitate the operational process of the Credit Facility.

            Section 5.15. Notice to State Gaming Control Board. Borrowers shall make all required reports and disclosures with respect to the Credit Facility to the Nevada State Gaming Control Board and all other applicable Governmental Authorities.

            Section 5.16. Change of Name. No Borrower shall change its name without first giving sixty (60) days prior written notice to Lender.

            Section 5.17. Compliance with Statutes, etc. Borrowers will comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of their respective property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

                                   ARTICLE VI

                               FINANCIAL COVENANTS

            Until Bank Facility Termination, Borrowers agree, as set forth below, to comply or cause compliance with the following Financial Covenants.

            Section 6.01. Current Ratio Requirement. Commencing as of the Closing Date, the Borrower Consolidation shall maintain a Current Ratio of no less than 1.5 to 1.0 calculated as of each Fiscal Quarter end.

            Section 6.02. Leverage Ratio. Commencing on the Closing Date, the Borrower Consolidation shall maintain a maximum Leverage Ratio no greater than
2.0 to 1.0 calculated as of the end of each Fiscal Quarter.

            Section 6.03. DSC Ratio. Commencing on the Closing Date, the Borrower Consolidation shall maintain a minimum DSC Ratio no less than 1.50 to
1.0 calculated as of the end of each Fiscal Quarter.

            Section 6.04. Adjusted DSC Ratio. Commencing on the Closing Date, the Borrower Consolidation shall maintain a minimum Adjusted DSC Ratio no less than 1.0 to 1.0 calculated as of the end of each Fiscal Quarter.

            Section 6.05. Restriction on Transfer of Control. Until Bank Facility Termination: (a) SMI Minn shall not cause or permit to occur any Change of Control, and (b) SMI Miss and SMIL shall remain wholly owned Subsidiaries of SMI Minn.

            Section 6.06. Contingent Liabilities. The Borrower Consolidation shall not incur any Contingent Liabilities.

            Section 6.07. Other Liens. Borrowers shall not grant, consent to or otherwise agree to liens, encumbrances or negative pledges with respect to any of its assets or any of the Collateral, other than (a) liens permitted under the terms of this Credit Agreement as Permitted Encumbrances, and (b) liens created or evidenced by the Security Agreement.

            Section 6.08. No Subsidiaries. Borrowers shall not own or create any Subsidiaries after the Closing Date without the prior written consent of Lender, which consent shall not be unreasonably withheld.

            Section 6.09. Consolidation, Merger, Sale of Assets, etc. Borrowers will not without Lender's prior written consent, which shall not be unreasonably withheld, wind up, liquidate or dissolve their affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the forgoing at any future time) all or any material part of its property or assets, except that (i) the Borrowers may make sales of inventory in the ordinary course of business and (ii) the Borrowers may, in the ordinary course of business, sell and lease inventory and may sell manufacturing equipment which is uneconomic or obsolete.

            Section 6.10. Investment Restrictions. Other than Investments held by Borrowers as of the date of this Credit Agreement or as otherwise permitted herein or approved in writing by Lender, which approval shall not be unreasonably withheld, Borrowers shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

                  a. Direct obligations of the United States Government;

                  b. Prime commercial paper (AA rated or better);

                  c. Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

                  d. Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

                  e. Loans and advances to employees in the ordinary course of business not exceeding Two Hundred Thousand Dollars ($200,000.00) in the aggregate at any one time; and

                  f. Investments and capital expenditures in the Business Operation, including those contemplated in Section 2.02(b).

            Section 6.11. ERISA. Borrowers shall not:

                  a. At any time, permit any Pension Plan which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

                        (i) engage in any non-exempt "prohibited transaction",
            as such term is defined in Section 4975 of the Code;

                        (ii) incur any material "accumulated funding
            deficiency", as that term is defined in Section 302 of ERISA; or

                        (iii) suffer a termination event to occur which may
            reasonably be expected to result in liability of any Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

                  b. Fail, upon any Borrower becoming aware thereof, promptly to notify the Lender of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by any Borrower or to which Borrower is obligated to contribute on behalf of its employees or any trust created thereunder.

                  c. At any time, permit any Pension Plan which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

            Section 6.12. Margin Regulations. No part of the proceeds of the Credit Facility will be used by Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            Section 7.01. Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

                  (a) Any representation or warranty made by Borrowers pursuant to or in connection with this Credit Agreement, the Revolving Credit Note or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers in connection herewith, shall prove to be false, incorrect or misleading in such a way as to result in a Materially Adverse Effect when made unless cured within thirty (30) days after notice by Lender to Borrower, if such representation or warranty is capable of being cured.

                  (b) Borrowers shall have defaulted in the payment of any principal or interest on the Revolving Credit Note for a period of three (3) Banking Business Days from the date of notice of default;

                  (c) Borrowers shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement for a period of ten (10) Banking Business Days after written notice thereof is delivered to Borrowers by

Lender of such failure (or such shorter period following such notice as may be required in any Loan Document);

                  (d) Borrowers shall have defaulted in the payment of any late charge, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) Banking Business Days after notice thereof to Borrowers from Lender;

                  (e) Borrowers shall fail duly and punctually to perform or comply with any other term, covenant, condition or promise contained in this Credit Agreement, the Revolving Credit Note or any other Loan Document and such failure shall continue for ten (10) Banking Business Days after written notice thereof is delivered to Borrowers by Lender of such failure (or such shorter period following such notice as may be required in any Loan Document).

                  (f) Any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

                  (g) An involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

                  (h) Any Borrower makes an assignment of all or substantially all of its assets for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

                  (i) Any Borrower shall fail to pay when due in accordance with its terms and provisions any other Indebtedness of such Borrower which failure would have a

Material Adverse Effect and continues beyond the period of grace, if any, therefor;

                  (j) The occurrence of any Reportable Event as defined under the ERISA, which Lender determines reasonably and in good faith constitutes proper grounds for the termination of any employee pension benefit plan or pension plan of any Borrower covered by ERISA by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan, which occurs and continues for thirty (30) days after written notice of such determination shall have been given to Borrowers by Lender;

                  (k) Any order, judgment or decree shall be entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or any Borrower shall otherwise dissolve or cease to exist;

            Section 7.02. Default Remedies. Upon the occurrence of any Event of Default, Lender may declare the unpaid balance of the Revolving Credit Note, together with the interest thereon, to be fully due and payable, and, in addition, may exercise any or all of the following remedies:

                  (a) The Lender may terminate its obligation to make any advances for Borrowings and may declare all outstanding unpaid Indebtedness hereunder and under the Revolving Credit Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h) with respect to any Borrower.

                  (b) The Lender may exercise any and all remedies available to Lender under the Loan Documents.

                  (c) The Lender may exercise any other remedies available to Lender at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers under this Credit Agreement, and Borrowers hereby specifically consent to any such request by Lender.

            For the purpose of carrying out this section and exercising these rights, powers and privileges in connection with the realization of any Collateral, Borrowers hereby irrevocably constitute and appoint Lender as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers. Lender may exercise one or more of Lender's remedies simultaneously and all its remedies are nonexclusive and cumulative. Lender shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Lender's failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor its rights to exercise any other remedy for that default, nor (ii) its right to exercise that remedy for any subsequent default.

            Section 7.03. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral which are to be applied hereunder towards satisfaction of Borrowers' obligations under this Credit Agreement, shall be applied in the following order of priority:

                  a. First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Lender, its agents or representatives in connection with the realization upon any of the Collateral;

                  b. Next, to the payment in full of any other amounts due under this Credit Agreement or any other Loan Documents (other than the Revolving Credit Note);

                  c. Next, to the balance of interest remaining unpaid on the Revolving Credit Note;

                  d. Next, to the balance of principal remaining unpaid on the Revolving Credit Note;

                  e. Next, to the payment of any other amounts owing to Lender which is necessary to cause Bank Facility Termination; and

                  f. Next, the balance, if any, of such payments, proceeds, or amounts to whomever may be entitled thereto.

            Section 7.04. Notices. In order to entitle Lender to exercise any remedy available hereunder, it shall not be necessary for Lender to give any notice, other than such notice as may be required expressly herein or otherwise by law.

            Section 7.05. Agreement to Pay Attorney's Fees and Expenses. Subject to the provisions of Section 9.16, upon the occurrence of an Event of Default, as a result of which Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers shall, on demand, pay to Lender the actual and reasonable fees of such attorneys (including actual and reasonable allocated costs of in-house legal counsel) and such other reasonable expenses so incurred by Lender.

            Section 7.06. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

            Section 7.07. Licensing of Lender. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Lender advisable, for an agent, supervisor, receiver or other representative of Lender to become licensed under the provisions of the laws of any jurisdiction in which the Borrowers engage in business or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Security Agreement or other Loan Documents for the benefit of Lender or otherwise to enforce its rights hereunder or thereunder, Borrowers do hereby give their consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

            Section 7.08. Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

            Section 7.09. Discontinuance of Proceedings. In case Lender shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Revolving Credit Note, the Security Agreement or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case Borrowers and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Lender shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                  ARTICLE VIII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

            Section 8.01. No Abatement of Payments. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, or by exercise of the power of eminent domain, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Revolving Credit Note, and Borrowers shall continue to be obligated to make all payments required hereunder and under the Revolving Credit Note.

            Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire or Casualty. Except as provided hereafter, all monies in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) up to the amount of Funded Outstandings received from fire, flood and hazard extended insurance policies covering any of the Collateral shall be paid directly to Lender. Unless an Event of Default has occurred hereunder and is then continuing such amount shall be released to Borrowers for repair or replacement of the property destroyed or to reimburse Borrowers for the costs of such repair or replacement incurred prior to the date of such release. In the event an Event of Default has occurred and remains continuing, the amount so collected may be applied by Lender to reduce the outstanding balance of the Credit Facility, and the entire amount received shall be applied in the manner set forth in Section 7.03 and Borrowers shall not be entitled to any further Borrowings hereunder as to the amount so applied.

                                   ARTICLE IX

                          GENERAL TERMS AND CONDITIONS

            The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

            Section 9.01. Failure to Exercise Rights. Nothing herein contained shall impose upon Lender or Borrowers any obligation to enforce any terms, covenants or conditions contained herein. Failure of Lender or Borrowers, in any one or more instances, to insist upon strict performance by Borrowers or Lender of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Lender or Borrowers of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers or Lender with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Lender or Borrowers to any act or omission by Borrowers or Lender shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender's or Borrowers' consent to be obtained in any future or other instance.

            Section 9.02. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non- Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Lender pursuant to Article II shall not be effective until received by Lender. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.02) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Lender shall be made at the address specified for notice on the signature page hereto or such other address as may be designated by Lender in a written notice.

            Section 9.03. Modification in Writing. This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements, whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by Lender to Borrowers. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            Section 9.04. Other Agreements. If the terms of any documents, certificates or agreements delivered by Borrowers in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Lender to remove such inconsistency.

            Section 9.05. Counterparts. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

            Section 9.06. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Lender or Borrowers in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Lender or Borrowers in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Lender or Borrowers herein. The exercise of any right or partial exercise thereof by Lender or Borrowers shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

            Section 9.07. Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Credit Facility and the Credit Facility has been irrevocably terminated.

            Section 9.08. Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

            Section 9.09. Time of Essence. Time shall be of the essence of this Credit Agreement.

            Section 9.10. Choice of Law and Forum. This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law. Borrowers further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Lender pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

            Section 9.11. Arbitration.

                  a. Other than an action or legal proceeding instituted by Lender for the purpose of exercising any remedy under the Security Agreement, upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

                  b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

                  c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Agreement or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

            Section 9.12. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS AND LENDER WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND LENDER EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE

DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

            Section 9.13. Scope of Approval and Review. Any inspection of the Business Operation shall be deemed to be made solely for Lender's internal purposes and shall not be relied upon by the Borrowers or any third party. In no event shall Lender be deemed or construed to be joint venturers or partners of Borrowers.

            Section 9.14. Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            Section 9.15. Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

            Section 9.16. Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party relating to this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

            Section 9.17. Setoff. In addition to any rights and remedies of the Lender provided by law, if any Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of Borrowers against any and all obligations of Borrowers under the Credit Facility now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Lender agrees promptly to notify the Borrowers after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.17 are in addition to the other rights and remedies (including other rights of setoff) which Lender may have.

            Section 9.18. Confidentiality. Lender agrees to hold any non-public information that it may receive from Borrowers pursuant to this Credit Agreement (or pursuant to any other Loan Document) in confidence and consistent with their respective policies for handling material non-public information, except for disclosure: (a) to legal counsel and accountants for Borrowers or Lender; (b) to the other professional advisors to Borrowers or Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 9.18; (c) to regulatory officials having jurisdiction over Lender; (d) to any Gaming Authority having regulatory jurisdiction over Borrowers, provided that Lender agrees to endeavor to notify Borrowers of any such disclosure; and (e) as required by law or legal process or in connection with any legal proceeding, provided that Lender uses reasonable efforts to notify Borrowers prior to any such disclosure. For purposes of the foregoing, "non-public information" shall mean any information respecting Borrowers reasonably considered by Borrowers to be material and not available to the public, other than (i) information previously filed with any governmental agency and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use, or (iv) information previously published in any public medium from a source other than, directly or indirectly, Lender. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Lender to Borrowers.

            Section 9.19. Schedules Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

            Schedule 3.10  -   Schedule of Significant Litigation

            Schedule 4.17  -   Schedule of Contingent Liabilities

            Section 9.20. Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

            Exhibit A   -   Revolving Credit Note - Form

            Exhibit B   -   Notice of Borrowing - Form

            Exhibit C   -   Continuation/Conversion Notice - Form

            Exhibit D   -   Pricing Certificate - Form

            Exhibit E   -   Compliance Certificate - Form

            Exhibit F   -   Authorized Officer's Certificate - Form

            Exhibit G   -   Closing Certificate - Form

            Exhibit H   -   Legal Opinion - Form

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.


                                           BORROWERS:

                                           SHUFFLE MASTER, INC.,
                                           a Minnesota corporation


                                           By /s/ Gary W. Griffin
                                              ----------------------------------

                                           Name Gary W. Griffin
                                               ---------------------------------

                                           Title Secretary/Treasurer
                                                --------------------------------

                                           SHUFFLE MASTER OF
                                           MISSISSIPPI, INC.,
                                           a Mississippi corporation


                                           By /s/ Gary W. Griffin
                                              ----------------------------------

                                           Name Gary W. Griffin
                                               ---------------------------------

                                           Title Vice President
                                                --------------------------------

                                           SHUFFLE MASTER
                                           INTERNATIONAL LIMITED, a
                                           corporation organized under
                                           the laws of the Country of
                                           Barbados


                                           By /s/ Gary W. Griffin
                                              ----------------------------------

                                           Name Gary W. Griffin
                                               ---------------------------------

                                           Title Vice President/Treasurer
                                                --------------------------------


                                           Address:

                                           1106 Palms Airport Drive
                                           Las Vegas, Nevada 89119

                                           Telephone: (702) 270-5179
                                           Facsimile: (702) 260-6691


                                     - S-1 -

                                           LENDER:

                                           U.S. BANK NATIONAL
                                           ASSOCIATION


                                           By /s/ Denette Corrales
                                             -----------------------------------
                                             Denette Corrales,
                                             Assistant Vice President

                                           Address:

                                           2300 W. Sahara, Ste. 120
                                           Las Vegas, NV 89102
                                           Telephone: (702) 386-3698
                                           Facsimile: (702) 386-3916


                                     - S-2 -